SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2006

United Financial Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	000-51369	83-0395247
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

95 Elm Street
	West Springfield, Massachusetts	01089
	(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (413) 787-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 20, 2006, United Financial Bancorp, Inc. (the “Company”) announced the retirement of directors George W. Jones and Donald G. Helliwell from the respective Boards of Directors of the Company and of the Company’s principal operating subsidiary, United Bank (the “Bank”). The retirements were effective immediately prior to the Company’s 2006 annual meeting of stockholders on July 20, 2006. The retirements were in compliance with certain age limitation provisions in the Company’s and the Bank’s bylaws.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In conjunction with the foregoing retirements, Article III, Section 2 of the Company’s bylaws was amended to reduce the size of the Company’s Board of Directors from twelve members to ten members. Further, Article II, Section 2 of the Company’s bylaws was amended to require the annual meeting of stockholders of the Company to be held within 150 days after the end of the Company’s fiscal year instead of within 210 days after the end of the Company’s fiscal year. Both amendments were effective following the Company’s 2006 annual meeting of stockholders on July 20, 2006.

The Amended and Restated Bylaws are included herein as Exhibit 3.2 and are incorporated by reference.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits:  Exhibit 3.2:  Amended and Restated Bylaws of United Financial Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED FINANCIAL BANCORP, INC.

DATE:	July 24, 2006	By:	/s/ Richard B. Collins
Richard B. Collins
President and Chief Executive Officer